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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE



                FIRST MERCHANTS' CHAPTER 11 PLAN IS EFFECTIVE


DEERFIELD, IL (March 31, 1998) - First Merchants Acceptance Corporation ("FMAC") announced that its confirmed Chapter 11 Plan became effective as of March 31, 1998. On the effective date, the assets used in the servicing of FMAC's subprime consumer vehicle loan portfolios were transferred to an affiliate of Ugly Duckling Corporation. The terms of the confirmed plan will govern the liquidation and administration of FMAC's remaining assets and distributions to its creditors.